Exhibit (23)(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-60725, 333-76422, 333-81371, 333-84160, 333-84556 and 333-90798), Registration Statements on Form S-4 (Nos. 333-69524 and 333-129940), and Registration Statements on Form S-8 (Nos. 33-26884, 33-57003, 33-65437, 333-15115, 333-15117, 333-66266, 333-67835, 333-86455, 333-90806, 333-101674 and 333-101975) of Compass Bancshares, Inc. of our report dated February 23, 2006 relating to the financial statements, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 22, 2007